Exhibit 1A-15.2

Table I. Experience Raising Funds

Offerings Closed Within the Last Four Years

	Income	Granito	Park	Balboa
	Program 1	Program 2	Program 3	Program 4
Date Offering Closed	Open	Aug-18	Open	Jun-17
Duration of Offering in Months	12 months	14 months	Ongoing	6 months
Months to Invest 90% of Amount Raised	N/A	14 months	N/A	6 months
Amount Offered (and Raised)	2,305,140	6,498,086	3,592,368	747,480
Deductions
Organizational and Offering Expenses	N/A	75,000	30,000	20,000
Amount Available for Investment	N/A	6,498,086	3,592,368	747,480
Acquisition Cost
Purchase Price of Real Estate	N/A	7,200,000	3,650,000	1,418,000
Cost of Renovations and Improvements	N/A	1,786,786	1,605,729	858,449
Debt	N/A	6,089,688	3,649,500	2,145,000
Percent Leverage (Debt to Cost)	N/A	68%	69%	94%

	Monterey	Goshen	Summerlyn	McArthur
	Program 5	Program 6	Program 7	Program 8
Date Offering Closed	May-17	N/A	Aug-19	Jun-20
Duration of Offering in Months	9 months	N/A	6 months	4 months
Months to Invest 90% of Amount Raised	9 months	N/A	6 months	4 months
Amount Offered (and Raised)	1,100,000	99,000	3,768,464	4,937,449
Deductions
Organizational and Offering Expenses	40,000	N/A	45,274	46,274
Amount Available for Investment	1,100,000	N/A	3,768,464	4,937,449
Acquisition Cost
Purchase Price of Real Estate	1,250,000	1,095,101	7,950,000	9,675,000
Cost of Renovations and Improvements	4,713,182	822,626	1,100,000	350,000
Debt	5,574,514	1,890,315	6,250,000	6,280,000
Percent Leverage (Debt to Cost)	93%	99%	69%	63%

	Blvd West	Woodside
	Program 9	Program 10
Date Offering Closed	Jul-20	Sep-20
Duration of Offering in Months	4 months	4 months
Months to Invest 90% of Amount Raised	4 months	4 months
Amount Offered (and Raised)	5,874,290	3,664,266
Deductions
Organizational and Offering Expenses	29,526	23,040
Amount Available for Investment	5,874,290	3,664,266
Acquisition Cost
Purchase Price of Real Estate	12,815,000	8,500,000
Cost of Renovations and Improvements	290,000	750,000
Debt	8,350,000	6,000,000
Percent Leverage (Debt to Cost)	64%	65%

Table II. Compensation to Sponsor During Last Four Years

	Income	Granito	Park	Balboa
	Program 1	Program 2	Program 3	Program 4
Date Offering Closed	Open	Aug-18	Open	Jun-17
Amount Raised	2,305,140	6,498,086	3,592,368	747,480
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	-	-	-
Reimbursement of Expenses	-	75,000	30,000	20,000
Other	-	-	-
Fees Paid to Sponsor from Operations
Development Fees	-	1,050,000	157,500	79,200
Property Management Fees	-	-	-
Partnership Management Fees	-	-	-
Distributions of "Promoted Interest"	-	-	-
Reimbursement of Expenses	-	-	35,000
Leasing Commissions	-	-	-
Other	-	-	-
Gross Sales and Refinancings of Property date Offering Closed	-	-	-
Commissions	-	-	-
Disposition Fees	-	-	-
Refinancing Fees	-	-	-
Distributions of "Promoted Interest"	-	-	-
Other	-	-	-

	Monterey	Goshen	Summerlyn	McArthur
	Program 5	Program 6	Program 7	Program 8
Date Offering Closed	May-17	N/A	Aug-19	Jun-20
Amount Raised	1,100,000	99,000	3,768,464	4,937,449
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees			540,088	549,842
Reimbursement of Expenses	40,000	-	45,274	46,274
Other	35
Fees Paid to Sponsor from Operations
Development Fees	97,000
Property Management Fees
Partnership Management Fees
Distributions of "Promoted Interest"
Reimbursement of Expenses
Leasing Commissions
Other
Gross Sales and Refinancings of Property date Offering Closed
Commissions
Disposition Fees
Refinancing Fees
Distributions of "Promoted Interest"
Other

	Blvd West	Woodside
	Program 9	Program 10
Date Offering Closed	Jul-20	Sep-20
Amount Raised	5,874,290	3,664,266
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	927,000	590,313
Reimbursement of Expenses	29,526	23,040
Other
Fees Paid to Sponsor from Operations
Development Fees
Property Management Fees
Partnership Management Fees
Distributions of "Promoted Interest"
Reimbursement of Expenses
Leasing Commissions
Other
Gross Sales and Refinancings of Property date Offering Closed
Commissions
Disposition Fees
Refinancing Fees
Distributions of "Promoted Interest"
Other

Table III. Operating Results

	Fiscal Year Ended	Fiscal Year Ended
	2018	2019
	Goshen	Goshen	Summerlyn
	Program 6	Program 6	Program 7
Gross Revenues	67,564	127,036	444,144
Profit on Sale of Operations	-	-	-
Operating Expenses	(2,579)	(22,141)	(269,713)
Interest Expense	(9,365)	(127,851)	(117,420)
Depreciation & Amortization	-	(54,712)	(288,127)
Net Income	55,620	(77,669)	(231,116)
Taxable Income	55,620	(77,669)	(231,116)
From Operations	55,620	(77,669)	(231,116)
From Gain of Sale	-	-	-
Cash Generated from Operations	55,620	(22,957)	57,011
Cash Generated from Sales	-	-	-
Cash Generated from Refinancing	-	-	-
Cash Generated from Operations, Sales, Refinancing	55,620	(22,957)	57,011
Cash Distributions to Investors	-	-	-
Cash Generated after Distributions	55,620	(22,957)	57,011

Federal Income Tax Results
Ordinary Income (Loss)	55,620	(77,669)	(231,116)
From Operations	55,620	(77,669)	(231,116)
From Recapture
Capital Gain (loss)	55,620	(77,669)	(231,116)
Cash Distributions to Investors	-	-	-
Investment Income	-	-	-
Return of Capital	-	-	-
Amount Remaining in Program	100%	100%	100%

	Fiscal Year Ended
	2020
	Goshen	Summerlyn	McArthur	Blvd West
	Program 6	Program 7	Program 8	Program 9
Gross Revenues	68,768	898,377	249,737	137,408
Profit on Sale of Operations	-	-	-	-
Operating Expenses	(1,773)	(239,367)	(162,538)	(21,806)
Interest Expense	(85,234)	(303,644)	(21,588)	(34)
Depreciation & Amortization	-	-	-	-
Net Income	(18,239)	355,366	65,611	115,567
Taxable Income	(18,239)	355,366	65,611	115,567
From Operations	(18,239)	355,366	65,611	115,567
From Gain of Sale	-	-	-	-
Cash Generated from Operations	(18,239)	355,366	65,611	115,567
Cash Generated from Sales	-	-	-	-
Cash Generated from Refinancing	-	-	-	-
Cash Generated from Operations, Sales, Refinancing	(18,239)	355,366	65,611	115,567
Cash Distributions to Investors	-	-	-	-
Cash Generated after Distributions	(18,239)	355,366	65,611	115,567

Federal Income Tax Results
Ordinary Income (Loss)	(18,239)	355,366	65,611	115,567
From Operations	(18,239)	355,366	65,611	115,567
From Recapture
Capital Gain (loss)	(18,239)	355,366	65,611	115,567
Cash Distributions to Investors	-	-	-	-
Investment Income	-	-	-	-
Return of Capital	-	-	-	-
Amount Remaining in Program	100%	100%	100%	100%

Table IV. Completed Programs

Programs that Have Completed Operations Within the Last Five Years

Balboa
Program 4
Date Offering Closed	6/19/2017
Amount Offered and Raised	747,480
Cost of Real Estate Purchased	1,418,000
Cost of Renovations	858,449
Date Property Was Sold	1/11/2018
Net Proceeds of Sale	(80,478)
Total Distributions to Investors Per $10,000 Invested*	11,800
IRR To Investors Over Life of Program	18%

*	Based on investor who invested for 12 months

Table V. Sales of Property Within Last Four Years

Balboa
Program 4
Date Property Purchased	2/13/2017
Date Property Sold	1/11/2018
Sold to Related Party	No
Total Cost of Property, Including Improvements	3,360,478
Gross Selling Price of Property	3,280,000
Net Proceeds After Costs	(80,478)
Original Mortgage Financing	2,145,000
Mortgage Balance At Time of Sale	2,145,000

Table VI. Purchases of Property Within Last Three Years

	Granito	Park	Monterey
	Program 2	Program 3	Program 5
Date Property Purchased	4/3/2018	6/29/2017	9/30/2016
Type of Property	single family	multi-family	single family
Location	Los Angeles, CA	San Diego, CA	Monterey, CA
Gross Square Feet (when completed)	14,350	71,037	6,691
Contract Purchase Price + Acquisition Fee	7,200,000	3,650,000	1,250,000
Mortgage Financing	4,750,000	3,247,000	1,035,237

	Goshen	Summerlyn	McArthur
	Program 6	Program 7	Program 8
Date Property Purchased	10/17/2016	8/29/2019	6/3/2020
Type of Property	student housing	multi-family	multi-family
Location	San Diego, CA	Killeen, TX	Fayetteville, NC
Gross Square Feet (when completed)	3,717	152,000	149,000
Contract Purchase Price + Acquisition Fee	1,095,101	8,490,088	10,224,842
Mortgage Financing	1,171,625	6,250,000	6,280,000

	Blvd West	Woodside
	Program 9	Program 10
Date Property Purchased	7/27/2020	9/2/2020
Type of Property	multi-family	multi-family
Location	Greenville, NC	Highland, UT
Gross Square Feet (when completed)	166,100	47,100
Contract Purchase Price + Acquisition Fee	13,742,000	9,090,313
Mortgage Financing	8,350,000	6,000,000